Exhibit 99.1

LETTER OF TRANSMITTAL

BOISE PAPER HOLDINGS, L.L.C.

BOISE CO-ISSUER COMPANY

OFFER TO EXCHANGE

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING

8% SENIOR NOTES DUE 2020 (CUSIP NOS. 09747G AA1 AND U7743P AA6)

FOR

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF 8% SENIOR NOTES DUE 2020 (CUSIP NO. 09747G AB9) THAT HAVE BEEN REGISTERED UNDER OF THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, OR THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER HAS BEEN EXTENDED, THE “EXPIRATION TIME”). TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

Delivery To: Wells Fargo Bank, National Association, Exchange Agent

By Registered or Certified Mail:	By Regular Mail or Overnight Courier	In Person by Hand Only::

WELLS FARGO BANK, N.A. Corporate Trust Operations MAC N9303-121 PO Box 1517 Minneapolis, MN 55480

WELLS FARGO BANK, N.A.

Corporate Trust Operations

MAC N9303-121

Sixth & Marquette Avenue

Minneapolis, MN 55479

By Facsimile Transmission:

(for eligible Institutions Only)

(612) 667-6282

For Information or Confirmation by Telephone

(800) 344-5128

WELLS FARGO BANK, N.A. 12th Floor-Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55479

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges that the undersigned has received the (i) prospectus, dated,     2010 (the “Prospectus”), of Boise Paper Holdings, L.L.C., Boise Co-Issuer Company (together with Boise Paper Holdings, L.L.C., the “Issuers”), BZ Intermediate Holdings LLC and certain subsidiaries of BZ Intermediate Holdings LLC (the “Guarantors”) and (ii) this Letter of Transmittal (this “Letter”), which together constitute the Issuers’ offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $300,000,000 of the Issuers’ outstanding 8% senior notes due 2020 (the “Old Notes”), for a like principal amount of their newly issued 8% senior notes due 2020 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

For each Old Note accepted for exchange, the holder of such Old Note will receive an New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will accrue interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from March 19, 2010. The undersigned understands that the tenders of Old Notes by the undersigned pursuant to any one of the procedures described in “The Exchange Offer—Procedures for Tendering Old Notes” in the Prospectus and in the instructions to this Letter will, upon the Issuers’ acceptance for exchange of such tendered Old Notes, constitute a binding agreement between the undersigned and the Issuers upon the terms and subject to the conditions of the exchange offer and that the tendering holder will be deemed to have waived the right to receive any payment in respect of interest or otherwise on such Old Notes accrued up to the date of issuance of the New Notes.

This Letter is to be completed by a holder of Old Notes either if certificates for Old Notes are to be forwarded herewith or if a tender of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in the Prospectus under “The Exchange Offer—Book-Entry Transfers” and an Agent’s Message is not delivered to the Exchange Agent. The term “Agent’s Message” means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation (as defined below), that states that the Book-Entry Transfer Facility has received an express acknowledgment that the tendering holder has received and agrees to be bound by this Letter and that the Issuers may enforce this Letter against the undersigned. The term “Book-Entry Confirmation” means a confirmation of the book-entry tender of a holder’s Old Notes into the Exchange Agent’s account at the Book-Entry Transfer Facility.

Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

The undersigned has completed the appropriate boxes below and signed this Letter to indicate the action the undersigned desires to take with respect to the Exchange Offer.

List below the Old Notes to which this Letter relates. If the space provided below is inadequate, the certificate numbers and principal amount of Old Notes should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF ORIGINAL NOTES
	1	2	3
Name(s) and Address(es) of Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount of Old Note(s)	Principal Amount Tendered**

	Total

 *      Need not be completed if Old Notes are being tendered by book-entry transfer.

 **    Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and any integral multiples of $1,000 in excess thereof. See Instruction 1.

☐	CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number	Transaction Code Number

By crediting Old Notes to the Exchange Agent’s account at the Book-Entry Transfer Facility using Book-Entry Transfer Facility’s Automated Tender Offer Program (“ATOP”) and otherwise complying with applicable ATOP procedures with respect to the Exchange Offer, including causing an Agent’s Message to be transmitted to the Exchange Agent in connection with the tender of such Old Notes, the participant in the Book-Entry Transfer Facility confirms on behalf of itself and the beneficial owner(s) of such Old Notes all provisions of this Letter (including all representations and warranties) applicable to it and such beneficial owner(s) as fully as if it had completed the information required herein and executed and transmitted this Letter to the Exchange Agent.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Issuers the aggregate principal amount of Old Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuers all right, title and interest in and to such Old Notes as are being tendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to such tendered Old Notes, with full power of substitution, among other things, to cause such Old Notes to be assigned, transferred and exchanged. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer such Old Notes, and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when such tendered Old Notes are accepted for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By tendering Old Notes, the undersigned represents to the Issuers that: (i) the undersigned is not an affiliate (as defined in Rule 405 under the Securities Act) of either of the Issuers or any Guarantor or, if the undersigned is such an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (ii) the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes; (iii) the undersigned is acquiring the New Notes in its ordinary course of business; (iv) if the undersigned is a broker-dealer that holds Old Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired from the Issuers or any of their affiliates), the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by the undersigned in the Exchange Offer; (v) if the undersigned is a broker-dealer, that the undersigned did not purchase such Old Notes from either of the Issuers or any of their affiliates; and (vi) the undersigned is not acting on behalf of any person who could not truthfully and completely make the above representations.

The undersigned acknowledges that this Exchange Offer is being made in reliance on the belief, based on interpretations by the staff of the Securities and Exchange Commission (the “SEC) contained in several no-action letters issued to third parties in transactions similar to the Exchange Offer, that a holder of Old Notes that acquires New Notes in the Exchange Offer would generally be able to offer for resale, resell or otherwise transfer such New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act as long as the undersigned: (i) acquires the New Notes in the ordinary course of its business; (ii) the undersigned is not engaged in, and does not intend to engage in and has no arrangement or understanding with any person to participate in, a distribution of the New Notes; and (iii) the undersigned is nether an affiliate (as defined in Rule 405 under the Securities Act) of the Issuers or the Guarantors nor a broker-dealer tendering Old Notes acquired directly from the Issuers for the undersigned’s own account. However, the SEC staff has not considered the Exchange Offer in the context of a no-action letter request, and there can be no assurance that the SEC staff would take the same position with respect to the Exchange Offer as it did in the no-action letters issued to third parties in similar transactions.

The undersigned acknowledges that if the undersigned is an affiliate (as defined in Rule 405 under the Securities Act) of the Issuers or the Guarantors or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the undersigned (i) will not be able to rely on the applicable interpretations of the SEC staff; (ii) will not be able to tender its Old Notes in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements under the Securities Act in connection with any sale or transfer of the New Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. If the undersigned is a broker-dealer holding Old Notes for its own account as a result of market-making activities or other trading activities, the undersigned hereby acknowledges that the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Old Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit it is an “underwriter” within the meaning of the Securities Act.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in the Prospectus under “The Exchange Offer—Withdrawal Rights.”

Unless otherwise indicated in the box entitled “Special Issuance Instructions” below, please deliver the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) in the name of the undersigned or, in the case of a book-entry delivery of Old Notes, please credit the account indicated above maintained at the Book-Entry Transfer Facility. Similarly, unless otherwise indicated in the box entitled “Special Delivery Instructions” below, please send the New Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) to the undersigned at the address shown above in the box entitled “Description of Old Notes.”

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF ORIGINAL NOTES” ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED SUCH ORIGINAL NOTES AS SET FORTH IN SUCH BOX ABOVE.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Old Notes not exchanged and/or New Notes are to be issued in the name of and sent to someone other than the person(s) whose signature(s) appear(s) on this Letter, or if Old Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue New Notes and/or Old Notes to:

Name(s)
(Please Type or Print)

(Please Type or Print)

Address

(Zip Code)
☐ Credit unexchanged Old Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

Book-Entry Transfer Facility Account Number (if applicable)

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 3 and 4)

To be completed ONLY if certificates for Old Notes not exchanged and/or New Notes are to be sent to someone other than the person(s) whose signature(s) appear(s) on this Letter or to such person(s) at an address other than shown in the box entitled “Description of Old Notes” on this Letter above.

Mail New Notes and/or Old Notes to:

Name(s)
(Please Type or Print)

(Please Type or Print)

Address

(Zip Code)

THIS LETTER OR AN AGENT’S MESSAGE IN LIEU THEREOF (TOGETHER WITH THE CERTIFICATES FOR ORIGINAL NOTES OR A BOOK-ENTRY CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE EXCHANGE AGENT AT OR PRIOR TO THE EXPIRATION TIME.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL

CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE (TO BE COMPLETED BY ALL TENDERING HOLDERS)

X	, 2010

X	, 2010
(Signature(s) of Owner)	(Date)

Area Code and Telephone Number

If a holder is tendering any Old Notes, this Letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith. If signature is by a person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 3.

Name(s):
(Please Type or Print)
Capacity:

Address:
(Including Zip Code)

SIGNATURE GUARANTEE (If required by Instruction 3)

Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Dated: , 2010

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER TO EXCHANGE $300,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING

8% SENIOR NOTES DUE 2020 (CUSIP NOS. 09747G AA1 AND U7743P AA6)

FOR

$300,000,000 AGGREGATE PRINCIPAL AMOUNT OF

8% SENIOR NOTES DUE 2002 (CUSIP NO. 09747G AB9) THAT HAVE BEEN REGISTERED UNDER OF THE SECURITIES ACT PURSUANT TO THE PROSPECTUS, DATED                     , 2010

1. Delivery of this Letter and Notes; Guaranteed Delivery Procedures.

This Letter is to be completed by holders of Old Notes either if certificates are to be forwarded herewith or if tenders are to be made pursuant to the procedures for delivery by book-entry transfer set forth in the Prospectus under “The Exchange Offer—Book-Entry Transfers” and an Agent’s Message is not delivered. Certificates for all physically tendered Old Notes, or Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed Letter and any other documents required by this Letter, must be received by the Exchange Agent at the address set forth herein at or prior to the Expiration Time. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and any integral multiple(s) of $1,000 in excess thereof.

Holders whose certificates for Old Notes are not immediately available or who cannot deliver their certificates and all other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes pursuant to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus. Pursuant to such procedures, (i) such tender must be made through an Eligible Institution, (ii) prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent must receive from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Issuers (by telegram, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with this Letter properly completed and duly executed (or facsimile hereof or Agent’s Message in lieu hereof) with any required signature guarantees and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with this Letter properly completed and duly executed (or facsimile hereof or Agent’s Message in lieu hereof) with any required signature guarantees and all other documents required by this Letter, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

The method of delivery of this Letter, the Old Notes and all other required documents is at the election and risk of the tendering holders. If the delivery is by mail, it is suggested that the holder use registered mail, properly insured, with return receipt requested. Holders should allow sufficient time to assure timely delivery. Holders should not send this Letter or the Old Notes to the Issuers. The Issuers reserve the right to reject any particular Old Note not properly tendered and, in the case of any tender, to refrain from any acceptance that might, in the Issuers’ or their counsel’s judgment, be unlawful. The Issuers also reserve the right to waive any defects or irregularities with respect to the form or procedures applicable to the tender of any particular Old Note at or prior to the Expiration Time. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a reasonable period of time. Neither the Issuers, the Exchange Agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of Old Notes. Neither the Issuers, the Exchange Agent nor any other person will incur any liability for failing to give notification of any such defect or irregularity.

See the section of the Prospectus entitled “The Exchange Offer.”

2. Partial Tenders (not applicable to holders who tender by book-entry transfer).

If less than all of the Old Notes evidenced by a submitted certificate are to be tendered, the tendering holder(s) should fill in the aggregate principal amount of Old Notes to be tendered in the box above entitled “Description of Old Notes—Principal Amount Tendered.” A reissued certificate representing the balance of nontendered Old Notes will be sent to such tendering holder, unless otherwise provided in the appropriate box on this Letter, promptly after the Expiration Date. All of the Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

3. Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures.

If this Letter is signed by the registered holder of the Old Notes tendered hereby, the signature must correspond exactly with the name as written on the face of the certificates without any change whatsoever.

If any tendered Old Notes are owned of record by two or more joint owners, all of such owners must sign this Letter.

If any tendered Old Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are different registrations of certificates.

When this Letter is signed by the registered holder or holders of the Old Notes specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, to a person other than the registered holder, then endorsements of any certificates transmitted hereby or separate bond powers are required. Signatures on such certificate(s) must be guaranteed by a firm that is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each an “Eligible Institution”).

If this Letter is signed by a person other than the registered holder or holders of any Old Notes, such Old Notes must be endorsed or accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder, exactly as the name of the registered holder appears on the Old Notes, with the signature guaranteed by an Eligible Institution.

If this Letter or any certificate, endorsement, bond power or other instrument of transfer or exchange, power of attorney or any other document required by this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such persons must indicate such capacity when signing. Unless waived by the Issuers, such person must submit to the Issuers proper evidence satisfactory to the Issuers of such person’s authority to so act.

Endorsements on certificates for Old Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by an Eligible Institution.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless the Old Notes surrendered for exchange are tendered (i) by a registered holder of Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter or (ii) for the account of an Eligible Institution.

4. Special Issuance and Delivery Instructions.

Tendering holders of Old Notes should indicate in the applicable box the name and address to which New Notes issued pursuant to the Exchange Offer and/or substitute certificates evidencing Old Notes not exchanged are to be issued or sent, if different from the name or address of the person signing this Letter. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. Holders tendering Old Notes by book-entry transfer may request that Old Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as the undersigned may designate hereon. If no such instructions are given, such Old Notes not exchanged will be returned to the name and address of the person signing this Letter.

5. Transfer Taxes.

The Issuers will pay any transfer taxes in connection with the tender of Old Notes in the exchange offer, unless the undersigned instructs the Issuers to register New Notes in the name of, or requests that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder or if a transfer tax is imposed for any reasons other than the transfer of the Old Notes to the Issuers or their order pursuant to the Exchange Offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer taxes, and such instructions by the tendering holder will not be honored unless the tendering holder has provided satisfactory evidence of the payment of any such transfer taxes or an exemption from such transfer taxes.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Old Notes specified in this Letter.

6. Waiver of Conditions.

The Issuers reserve the absolute right to waive satisfaction of any or all conditions enumerated in the Prospectus.

7. No Conditional Tenders.

No alternative, conditional, irregular or contingent tenders will be accepted. By execution of this Letter, the undersigned shall have been deemed to waive any right to receive notice of the acceptance of the undersigned’s Old Notes for exchange.

Neither the Issuers, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of Old Notes nor shall any of them incur any liability for failure to give any such notice.

8. Mutilated, Lost, Stolen or Destroyed Old Notes.

Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

9. Withdrawal Rights.

Tenders of Old Notes may be withdrawn at any time at or prior to the Expiration Time.

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address or, in the case of Eligible Institutions, at the facsimile number, set forth above prior at or prior to the Expiration Time. Any such notice must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the “Depositor”), (ii) identify the Old Notes to be withdrawn, including the certificate number or numbers and the principal amount of such Old Notes, (iii) in the case of Old Notes tendered by book-entry transfer set forth in the Prospectus under “The Exchange Offer—Book Entry Transfer,” specify the number of the account at the Book-Entry Transfer Facility from which the Old Notes were tendered and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the Book-Entry Transfer Facility; (iv) contain a statement that the undersigned is withdrawing the undersigned’s election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender; and (vi) specify the name in which such Old Notes are registered, if different from that of the Depositor.

If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the undersigned is an Eligible Institution. The Issuers will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange. No New Notes will be issued in exchange for Old Notes that have been tendered and withdrawn unless the original notes so withdrawn are validly re-tendered. Any Old Notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of Old Notes tendered by book-entry transfer, the Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes. Properly withdrawn Old Notes may be re-tendered by following the procedures described in the Prospectus under “The Exchange Offer—Procedures for Tendering Old Notes” at any time at or prior to the expiration time.

10. Requests for Assistance or Additional Copies.

Questions relating to the procedure for tendering Old Notes, as well as requests for additional copies of the Prospectus and this Letter and other related documents, may be directed to the Exchange Agent at the address and telephone number set forth herein.